UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2011

Tompkins Financial Corporation
(Exact Name of Registrant as specified in Charter)

New York	1-12709	16-1482357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Commons, PO Box 460, Ithaca, New York		14851
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation of Certain Officers:

On January 24, 2011, the Compensation Committee of Tompkins Financial Corporation (the “Company”) completed its annual consideration of cash awards for the Company’s executive officers. The Compensation Committee approved and recommended to the Company’s Board of Directors (the “Board”) cash awards for certain officers’ performance during fiscal 2010. Attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein, is a description of the compensation arrangements which were approved by the Board’s Independent Directors at the January 25, 2011 Board Meeting for the Company’s Named Executive Officers (which officers were determined by reference to the Company’s Proxy Statement on Schedule 14-A, filed April 7, 2010).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2011, the Board voted to approve an amendment (the “Bylaw Amendment”) to Article IV, Section 4 of the Amended and Restated Bylaws of the Company, effective immediately, to provide that upon a director’s reaching the mandatory retirement age of 72, such director may serve out the remainder of his or her elected term until the next Annual Meeting of Stockholders.

A copy of the Second Amended and Restated Bylaws of the Company, including the Bylaw Amendment, is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Bylaws of Tompkins Financial Corporation, effective January 25, 2011

10.1	Summary of Compensation Arrangements for Named Executive Officers of Tompkins Financial Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: January 28, 2011	By:	/s/ STEPHEN S. ROMAINE
Stephen S. Romaine
President and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Bylaws of Tompkins Financial Corporation, effective January 25, 2011

10.1	Summary of Compensation Arrangements for Named Executive Officers of Tompkins Financial Corporation